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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                          -----------------------------

                                    FORM 8-K
                                 CURRENT REPORT
    PURSUANT TO SECTIONS 13 AND 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                                 DATE OF REPORT
              (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 13, 1997


                          -----------------------------


                       HORIZON/CMS HEALTHCARE CORPORATION
             (Exact name of Registrant as specified in its charter)



DELAWARE                               1-9369                     91-1346899
(State or other jurisdiction    (Commission File No.)         (I.R.S. Employer
of incorporation or org-                                     Identification No.)
anization)



                          6001 INDIAN SCHOOL ROAD, N.E.
                                    SUITE 530
                             ALBUQUERQUE, NEW MEXICO
                              (Address of principal
                               executive offices)

                                      87110
                                   (Zip Code)





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ITEM 5.  OTHER EVENTS

     Horizon/CMS Healthcare Corporation (the "Company") announced on February 13, 1997, that it had reached an agreement in principle to settle the claims against it and certain of its current and former directors in the consolidated class action lawsuit filed in New Mexico Federal District Court in April, 1996. In this lawsuit, the plaintiffs alleged violations of federal and New Mexico state securities laws. Among such violations, the plaintiffs alleged that the Company, certain of its current and former directors and certain former direc-tors of Continental Medical Systems, Inc. ("CMS"), disseminated materially misleading statements or omitted disclosing material facts about the Company and its operations.

     Under the proposed settlement, the Company will pay a minimum amount of $17 million to resolve all claims against the Company and its current and former directors, excluding those claims arising against the former directors of CMS for conduct occurring prior to the merger between CMS and the Company. The Company believes these excluded claims are covered by directors' and officers' liability insurance. Under the settlement, the maximum amount payable by the Company is $20 million to completely and finally resolve all claims in the litigation, including any amounts related to claims against former directors of CMS. In agreeing to settle the litigation, none of the defendants concede or admit to any of the plaintiffs' claims. The settlement is subject to the execution of definitive documentation and court approval.











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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   HORIZON/CMS HEALTHCARE CORPORATION


                                   By: /S/ SCOT SAUDER
                                      ---------------------------------------
                                      Scot Sauder
                                      VICE PRESIDENT OF LEGAL AFFAIRS,
                                      SECRETARY AND GENERAL COUNSEL

Date: February 20, 1997.












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